FOR IMMEDIATE RELEASE

Stanley Works Reports 4Q And FY 2006 Results

Fourth Quarter Revenues Up 21%; EPS from Continuing Operations $1.04, Up 39%

New Britain, Connecticut, January 25, 2007 ... The Stanley Works (NYSE: SWK) announced that 4Q06 net income from continuing operations was $87 million, $1.04 per fully-diluted share, up 39% over earnings of $64 million ($0.75 per fully-diluted share) from continuing operations in 2005.

Net sales were $1,019 million, up 21% over last year. Excluding sales from recent acquisitions – primarily Facom Tools and National Hardware –organic sales were flat. Gross profit from continuing operations was $372 million, or 36.5% of sales, versus $289 million or 34.5% last year.

Selling, general and administrative (“SG&A”) expenses from continuing operations were $240 million compared with $185 million last year. SG&A expenses associated with acquired businesses accounted for approximately $44 million of the increase. Excluding acquisitions, comparable SG&A expenses were 23.1% of sales vs. 22.0% last year, reflecting increased brand support and stock option expenses.

Operating income was $132 million (13.0% of sales), up 27% over $104 million (12.4% of sales) last year. Income tax expense was 14% of net income as compared with 20% in the prior year, due to the settlement of certain issues under audit.

Full year 2006 sales were $4,019 million, up 22% over 2005 on the strength of acquisitions. Net income from continuing operations was $291 million ($3.47 per fully diluted share) vs. $272 million ($3.18 per fully diluted share) in 2005. Earnings per fully diluted share, excluding $0.17 of non-cash inventory step-up charges related to acquisitions, increased 14%. Free cash flow (cash from operations less capital expenditures) was $359 million (123% of net income), up 22% over 2005.

John F. Lundgren, Chairman and Chief Executive Officer, stated: “We are encouraged that, aside from a decline in Fastening Systems, the remainder of our portfolio achieved 2% organic sales growth in the fourth quarter, despite weakness in U.S. retail markets. With continuing diversification, our business portfolio is now much less dependent on building product end markets than several years ago. Our consumer tools business showed strength in all geographies, as a second wave of FatMax® Xtreme™ hand tools in North America, broad-based merchandising support for the FatMax® product line and a successful launch of FatMax® XL™ in the increasingly important European market led to share gains.”

Consumer Products sales were $339 million, a 17% increase over 2005, due primarily to the inclusion of acquired companies. Organic sales grew 3%, with strength most evident in hand tools (+10%) attributed to the aforementioned successes of the FatMax® Xtreme™, FatMax® and FatMax® XL™ product offerings, offsetting softness in consumer storage. Operating margin was 17.2% versus 15.6% last year.

Industrial Tools sales increased 35% to $457 million. Organic sales decreased 4%, as a decline in Fastening Systems more than offset 3% organic growth in the remainder of the segment. Operating margin was 9.5% vs. 9.1% last year, as strong sales in Facom Tools, Mac Tools and Hydraulic Tools more than compensated for the volume-related issues in Fastening Systems.

Security Solutions sales increased 6% to $224 million. Organic sales growth was 2%, with strength in the automatic doors business and the mechanical access business offset by weakness in the systems integration business. Operating margin was 13.6%, up 20bps over 2005, as the favorable impact of a mix shift toward the automatic doors and mechanical access businesses, as well as the benefit of cost reduction programs implemented earlier in the year, mitigated the adverse impact of commodity cost inflation (net of pricing).

Mr. Lundgren added: “We continue to deliver record earnings and cash flows despite a challenging market environment. In 2006, our company surpassed $4 billion in sales and $3.60 in per share earnings (excluding inventory step-up charges) – records we are proud to have achieved – and generated over $350 million in free cash flow.

“As we enter 2007, we are focused on profitable growth across our Tools and Security platforms, while executing our acquisition integrations and strengthening our Fastening Systems business. The stage is set for solid performance this year and beyond.”

Management updated estimates for 2007, reaffirming previous earnings estimates of $4.00-$4.10 per fully diluted share, an increase of 15-18% over 2006. Expectations include an outlook for total sales growth of approximately 8% and organic growth of approximately 2% (previously 2-3%), based on anticipation of continued weak conditions in certain U.S. markets during the first half of 2007. This estimate includes anticipated restructuring related charges totaling $0.20 per fully-diluted share and a tax rate in the 25-27% range vs. 21% in 2006. Free cash flow is expected to exceed $400 million.

First quarter total sales growth is projected at 7-8%, with organic sales growth of 1-2%, reflecting continued slow growth in certain end markets. First quarter net earnings are estimated at approximately $0.80 per fully diluted share, up 78% on continuing operations, including $0.06 of restructuring related charges for actions including integration and operations improvement initiatives, $0.06 of non-cash amortization expenses related to acquired HSM monitoring contracts and an income tax rate in the 26-28% range.

The company also announced today that, in an effort to better align communications with longer-term performance and business trends, it will discontinue providing quarterly sales and earnings guidance after 2007. Accordingly, the company will provide quarterly and full year guidance in its earnings releases for the four quarters of 2007 and, thereafter, will provide only full year estimates for 2008 and beyond.

Given the recent Facom Tools, National Hardware, Besco Pneumatic Tools and HSM Electronic Protection Services acquisitions, the company has completed a review and determined that a re-segmentation would better clarify communication of its portfolio and growth strategies while simultaneously aligning its segments with relevant peers. The company announced today that, beginning with the first quarter of 2007, it will report results in the following three business segments:

•	Construction & DIY Segment – approximately 40% of consolidated sales – will include fastening systems (Bostitch), consumer tools and mechanics tools (Stanley®, FatMax™, etc.), consumer tool storage (ZAG) and laser leveling / measuring tools (CST/berger). These businesses serve U.S. and international customers whose primary market driver is residential construction, repair and remodeling activity.

•	Industrial Segment – approximately 25% of consolidated sales – will include industrial and automotive repair tools (Proto®, Facom® & Mac Tools®), industrial tool storage (Vidmar®) and other engineered solutions (hydraulic, assembly and specialty tools). These businesses serve U.S. and international customers whose primary market drivers are automotive repair and industrial production.

•	Security Segment – approximately 35% of consolidated sales – will include Mechanical Access Solutions (Stanley® automatic doors, Best® locks, S&G® locks, Stanley® hardware, National® hardware and Precision® hardware) and Convergent Security Solutions (electronic security solutions and integration and HSM® security monitoring). These businesses serve commercial customers in the education, health care, retail, government and financial services markets, among others.

The company expects to provide historical financial information for each of these new segments during the first quarter, as well as additional details regarding the segment components, profitability and business drivers.

The company has scheduled a conference call with investors for 10:00am Eastern time tomorrow, Friday, January 26, 2007 to discuss information in this release. The call is accessible by telephone at (800) 267-8424 (domestic) and (706) 634-0695 (international) and via the Internet at www.stanleyworks.com by selecting “Investor Relations”. A slide presentation to accompany the call will be available at www.stanleyworks.com and will remain available after the call. A replay will also be available two hours after the call and can be accessed at (800) 642-1687 by entering the conference identification number 5958473.
Free cash flow is defined as cash flow from operations less capital expenditures (reconciliation on pg. 9). Organic sales growth is defined as total sales growth less sales of companies acquired in the past twelve months and less foreign currency impacts. The company believes these are important measures of its liquidity, of its ability to fund future growth and to provide a return to the shareowners, and of its sales performance.

The Stanley Works, an S&P 500 company, is a worldwide supplier of consumer products, industrial tools and security solutions for professional, industrial and consumer use. More information about The Stanley Works can be found at http://www.stanleyworks.com.

Contact:	Gerry Gould, V. P. — Investor Relations (860) 827-3833 or ggould@stanleyworks.com

The Stanley Works corporate press releases are available on the company’s Internet web site at http://www.stanleyworks.com.

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

Statements in this press release, including but not limited to those regarding the Company’s ability to: (i) deliver 2007 earnings of $4.00 — $4.10 per fully diluted share; (ii) deliver 2007 total sales growth of approximately 8% and organic growth of approximately 2%; (iii) limit restructuring-related charges in 2007 to 20 cents per fully diluted share; (iv) limit 2007 taxes to a rate of 25-27% (v) deliver free cash flow in excess of $400 million in 2007; (vi) deliver first quarter total sales growth of 7-8% and organic sales growth of 1-2%; (vii) deliver first quarter net earnings of approximately 80 cents per fully diluted share; (viii) limit first quarter restructuring related charges to 6 cents per fully-diluted share; (ix) limit first quarter non-cash amortization expense related to acquired HSM monitoring contracts to 6 cents per fully-diluted share; and (x) limit the income tax rate applicable in the first quarter to 26-28% are “forward looking statements” and subject to risk and uncertainty.

The Company’s ability to deliver the results as described above (the “Results”) is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward looking statements include, without limitation, those set forth under Item 1A Risk Factors of the Company’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, those contained in the Company’s other filings with the Securities and Exchange Commission, and those set forth below.

The Company’s ability to deliver the Results is dependent upon: (i) the Company’s ability to successfully integrate the Facom, National, HSM and other recent acquisitions, as well as future acquisitions, while limiting associated costs; (ii) the Company’s ability to deliver profit improvement in its Fastening Systems business; (iii) the success of the Company’s efforts to negotiate severance arrangements and lease terminations related to its European reorganization within established parameters; (iv) the Company’s ability to minimize the costs to relocate equipment and inventory; (v) the Company’s ability to complete the Fastening and European reorganizations within anticipated time frames; (vi) the Company’s ability to continue making strategic acquisitions; (vii) the Company’s ability to reduce large customer concentrations; (viii) the success of the Company’s effort to build a growth platform and market leadership in Security Solutions; (ix) the success of the Company’s efforts to identify and develop new markets for Security Solutions; (x) the Company’s ability to expand the branded tools and hardware platform; (xi) the Company’s success at new product development and introduction and identifying and developing new markets; (xii) the Company’s success in continuing to increase brand support and roll out of the Stanley Fulfillment System; (xiii) the success of the Company’s efforts to manage freight costs, steel and other commodity costs; (xiv) the success of the Company’s efforts to sustain or increase prices in order to, among other things, offset or mitigate the impact of steel, freight, energy, non-ferrous commodity and other commodities costs and other inflation increases; (xv) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (xvi) the Company’s ability to identify and effectively execute productivity improvements and cost reductions while minimizing any associated restructuring charges; (xvii) the Company’s ability to obtain favorable settlement of routine tax audits; (xviii) the ability of the Company to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible; (xix) the continued ability of the Company to access credit markets under satisfactory terms; and (xx) the Company’s ability to negotiate satisfactory payment terms under which the Company buys and sells goods, materials and products.

The Company’s ability to deliver the results is also dependent upon: (i) the continued success of the Company’s marketing and sales efforts, including the Company’s ability to recruit and retain an adequate sales force; (ii) the continued success of The Home Depot, Lowe’s and Wal-Mart sales initiatives as well as other programs to stimulate demand for Company products; (iii) the success of recruiting programs and other efforts to maintain or expand overall Mac Tools truck count versus prior years; (iv) the ability of the sales force to adapt to changes made in the sales organization and achieve adequate customer coverage; (v) the ability of the Company to maintain or improve production rates in the Company’s manufacturing facilities, respond to significant changes in product demand and fulfill demand for new and existing products; (vi) the ability to continue successfully managing and defending claims and litigation; (vii) the absence or mitigation of increased pricing pressures from customers and competitors and the ability to defend market share in the face of price competition; (viii) the Company’s ability to continue improvements in working capital, including inventory reductions and payment terms; (ix) the success of the Company’s efforts to mitigate any cost increases generated by, for example, continued increase in the cost of energy or significant Chinese Renminbi or other currency appreciation; and (x) the geographic distribution of the Company’s earnings.

The Company’s ability to achieve the results will also be affected by external factors. These external factors include pricing pressure and other changes within competitive markets, the continued consolidation of customers particularly in consumer channels, inventory management pressures on the Company’s customers, increasing competition, changes in trade, monetary, tax and fiscal policies and laws, inflation, currency exchange fluctuations, the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program, the strength of the U.S. economy and the impact of events that cause or may cause disruption in the Company’s manufacturing, distribution and sales networks such as war, terrorist activities, political unrest and recessionary or expansive trends in the economies of the world in which the Company operates.

The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.